JPM BHCA/Barrier Therapeutics, Inc. Exhibit 99.1

Name and Address of Reporting Person(1)	Designated Reporter(1))	Date of Event Requiring Statement	Issuer Name, Ticker or Trading Symbol	Title and Amount of Security	Title of Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas - 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	February 15, 2005	Barrier Therapeutics, Inc. ("BTRX")	See Table I Row 1	N/A	I	See Explanatory Note 2 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas - 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	February 15, 2005	Barrier Therapeutics, Inc. ("BTRX")	See Table I	N/A	I	See Explanatory Note 3 below	No
J.P. Morgan Partners Global Investors, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	February 15, 2005	Barrier Therapeutics, Inc. ("BTRX")	See Table I Row 2	N/A	D
J.P. Morgan Partners, Global Investors (Cayman), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	February 15, 2005	Barrier Therapeutics, Inc. ("BTRX")	See Table I Row 3	N/A	D
J.P. Morgan Partners Global Investors A, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	February 15, 2005	Barrier Therapeutics, Inc. ("BTRX")	See Table I Row 4	N/A	D
J.P. Morgan Partners Global Investors, L.P. (Cayman) II, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	February 15, 2005	Barrier Therapeutics, Inc. ("BTRX")	See Table I Row 5	N/A	D
J.P. Morgan Partners Global Investors (Selldown), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	February 15, 2005	Barrier Therapeutics, Inc. ("BTRX")	See Table I Row 6	N/A	D
JPMP Global Investors, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	February 15, 2005	Barrier Therapeutics, Inc. ("BTRX")	See Table I Rows 2-6	N/A	I	See Explanatory Note 4 below	No

Explanatory Note:

1)
The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of the Reporting Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Person’s pecuniary interest therein, if any. Each Reporting Person is a member of the private equity business unit of JPMorgan Chase & Co., a publicly traded company.

2)
The amounts shown in Table I row 1 represent the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners (BHCA), L.P. ("JPM BHCA"), a portion of which may be deemed attributable to the Reporting Person because it is the sole general partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables including the internal rate of return and vesting of interests within JPM BHCA and JPMP Master Fund Manager, L.P. (“MF Manager”).

3)
The amounts shown in Table I represent the beneficial ownership of the Issuer’s equity securities by (a) JPM BHCA, and (b) J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P. and J.P. Morgan Partners Global Investors (Selldown), L.P. (the “JPMP Global Entities”), a portion of which may be deemed attributable to the Reporting Person because it is (1) the general partner of MF Manager, the sole general partner of JPM BHCA and (2) the general partner of JPMP Global Investors, L.P. which is the general partner of each of the JPMP Global Entities. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA, MF Manager, JPMP Global Investors, L.P. and each of the JPMP Global Entities. The Reporting Person is a wholly-owned subsidiary of JPMorgan Chase & Co.

4)
The amounts shown in Table I in rows 2-6 represent the beneficial ownership of the Issuer’s equity securities by the JPMP Global Entities, a portion of which may be deemed attributable to the Reporting Person because it is the general partner of each of the JPMP Global entities. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several valuables, including the internal rate of return and vesting of interests with each of the JPMP Global Entities.